KPMG LLP Two Financial Center 60 South Street Boston, MA 02111

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 26, 2023, with respect to the financial statements of Delaware Life NY Variable Account B, incorporated herein by reference and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

June 30, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

KPMG LLP One Financial Plaza 755 Main Street Hartford, CT 06103

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 31, 2023, with respect to the statutory financial statements of Nassau Life Insurance Company, incorporated herein by reference and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

June 30, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.